EXHIBIT 21

                   Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

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

                                     State or
                                    country of       Percentage
                                   incorporation     of voting
Subsidiaries                      or organization    securities     Owned by

Industrial Airsystems, Inc.         Minnesota          100%        Registrant
Manufacturera Mexicana de
  Partes de Automoviles,
  S.A. ("Mexpar")                   Mexico             100%        Registrant<F1>
Modine, Inc.                        Delaware           100%        Registrant
Modine Acquisition Corp.            Delaware           100%        Registrant
Modine Aftermarket
  Holdings, Inc.                    North Carolina     100%        Registrant
Modine Asia K.K.                    Japan              100%        Registrant
Modine Austria Ges.m.b.H            Austria            100%        Registrant
Modine do Brasil Ltda.              Brazil              99%        Modine, Inc.<F2>
Modine of Canada, Ltd.              Canada             100%        Registrant
Modine Climate Systems, Inc.<F3>    Kentucky           100%        Registrant
Modine Export Sales Corp.           Barbados           100%        Registrant
Modine Foundation, Inc.             Wisconsin          100%        Registrant
Modine Manufacturing Company
  Foundation, Inc.                  Wisconsin          100%        Registrant
Modine of Puerto Rico, Inc.         Delaware           100%        Registrant
Radman, Inc.                        Michigan           100%        Registrant
TRT Heating Products, Inc. <F4>     Rhode Island       100%        Registrant
Modine Holding GmbH                 Germany            100%        Modine, Inc.
Modine Transferencia de
  Calor, S.A. de C.V.               Mexico            99.6%        Modine, Inc. <F2>
NRF B.V.                            The Netherlands    100%        Modine, Inc.
Modine Climate Systems GmbH         Germany            100%        Modine Climate
                                                                     Systems Inc.
Modine Automobiltechnik GmbH        Germany            100%        Modine Holding GmbH
Modine Bernhausen GmbH              Germany            100%        Modine Holding GmbH
Modine Europe GmbH                  Germany            100%        Modine Holding GmbH
Modine Grundstucksverwaltungs
  GmbH                              Germany            100%        Modine Holding GmbH
Modine Hungaria Kft.                Hungary            100%        Modine Holding GmbH
Modine Kirchentellinsfurt
  GmbH                              Germany            100%        Modine Holding GmbH
Modine Montage GmbH                 Germany            100%        Modine Holding GmbH
Modine Neuenkirchen GmbH            Germany            100%        Modine Holding GmbH
Modine Pontevico S.r.l.             Italy              100%        Modine Holding GmbH
--------------------------------
<F1>    One share of Mexpar is held by Modine, Inc.
<F2>    Balance of voting securities held by the Registrant.
<F3>    Formerly known as Signet Systems, Inc.
<F4>    Merged into Modine Manufacturing Company on April 1, 2000
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                               EXHIBIT 21 continued


                                     State or
                                    country of       Percentage
                                   incorporation     of voting
Subsidiaries                      or organization    securities     Owned by

Modine Tubingen GmbH                Germany            100%        Modine Holding GmbH
Modine Uden B.V.                    The Netherlands    100%        Modine Holding GmbH
NRF B.V.B.A.                        Belgium            100%        NRF B.V.
NRF Deutschland GmbH                Germany            100%        NRF B.V.
NRF Espania S.A.                    Spain              100%        NRF B.V.
NRF France SARL                     France             100%        NRF B.V.
NRF Handelgesellschaft mbH          Austria            100%        NRF B.V
NRF Italia SRL                      Italy              100%        NRF B.V.
NRF Poland Spolka Z.O.O.            Poland             100%        NRF B.V.
NRF Services AS                     Denmark            100%        NRF B.V.
NRF Switzerland AG                  Switzerland        100%        NRF B.V.
NRF UK Ltd.                         United Kingdom     100%        NRF B.V.


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